Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Lexicon United Incorporated. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Lexicon United Incorporated for the quarter ended September 30, 2009.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Lexicon United Incorporated as of September 30, 2009.

This Certification is executed as of November 16, 2009.

By:	/s/ Elie Saltoun
Name: Elie Saltoun
Title: Chairman, CEO and Treasurer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Lexicon United Incorporated and will be retained by Lexicon United Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.